Exhibit 99.1
CVR Energy Reports Profitable Second Quarter
As Nitrogen Fertilizer Business Balances Refining Results
SUGAR LAND, Texas (August 13, 2008) — CVR Energy, Inc. (NYSE:CVI) today reported second quarter 2008 earnings of $31.0 million, or $0.36 per fully diluted share, on net sales of $1,513 million. For the first half of 2008, earnings were $53.2 million, or $0.62 per fully diluted share, on net sales of $2,736 million.
In 2007 the comparable results were second quarter earnings of $100.1 million, or $1.16 per pro forma, fully diluted share, on net sales of $843 million, and a loss for the first half in 2007 of $54.3 million, or a loss of $0.63 per pro forma, fully diluted share, on net sales of $1,234 million. Net sales during the first half of 2008 benefited from higher sales prices, while the lower results in the second quarter of 2007 reflected the impact of a planned major turnaround at the company’s Coffeyville, Kan., refinery.
Net income adjusted for unrealized gain or loss from cash flow swap was $40.6 million for the second quarter of 2008 and $71.2 million for the six months ended June 30, 2008. These results compare to adjusted net income of $141.5 million for the second quarter of 2007 and $59.0 million for the six months ended June 30, 2007.
“The fertilizer business enjoyed improving nitrogen fertilizer prices in the second quarter, while high crude costs and weak crack spreads limited our petroleum business,” said Jack Lipinski, chairman and chief executive officer.
“The outlook for our fertilizer business is positive. The business is exhibiting upward momentum from an already strong performance in recent quarters,” he added. “Fertilizer prices have continued to rise, and market demand is strong. Midcontinent refining margins have improved somewhat from recent lows, but they continue to be below historical levels. In aggregate, the improvement in our fertilizer business helps offset weakness in our refining business.”
Operating income was $123.0 million in the second quarter of 2008 compared to $177.8 million in the same period of 2007 and was $210.3 million for the first half of 2008 compared to $123.8 million for the first half of 2007.

Besides historically high market prices for nitrogen fertilizers, challenging refining margins and a $74.0 million first-in/first-out (FIFO) accounting gain, CVR Energy’s 2008 second quarter results were impacted by $52.4 million in realized losses associated with the cash flow swap. The impact of the cash flow swap on net income is anticipated to lessen beginning on July 1, 2009, when the notional volumes of the swap decrease significantly.
The company recorded an income tax expense of $4.1 million for the second quarter of 2008, as compared to an income tax benefit of $93.7 million during the second quarter of 2007. In addition, the company recognized $3.7 million in bad debt expense as of June 30, 2008, related to the bankruptcy of energy trader SemGroup, LP, which is expected to fully cover the company’s exposure. CVR Energy results for the second quarter of 2008 also reflect decreased expenses from a reversal of non-cash share-based compensation expense of approximately $10.7 million on a pre-tax basis.
Petroleum Business
The petroleum segment reported operating income for the second quarter of 2008 of $101.9 million on net sales of $1,459 million, compared to operating income for the same period in 2007 of $166.3 million on net sales of $809.0 million. For the first half of 2008, the petroleum business reported operating income of $165.5 million on net sales of $2,628 million, compared to operating income of $102.9 million during the first half of 2007 on net sales of $1,161 million.
Throughput of crude oil and other feedstocks for the second quarter of 2008 was 113,962 barrels per day compared to 98,478 barrels per day during the same period in 2007. Gross profit per crude oil throughput barrel was $11.68 in the second quarter of 2008 compared to $20.73 for the same period in 2007, and $9.57 for the six months ended June 30, 2008, compared to $9.80 in the first half of 2007. Direct operating expenses (exclusive of depreciation and amortization) decreased from $5.17 per barrel in the second quarter of 2007 to $4.49 per barrel in the second quarter of 2008.
Nitrogen Fertilizer Business
The nitrogen fertilizer business reported operating income for the second quarter of 2008 of $23.1 million on net sales of $58.8 million, compared to operating income of $11.7 million on net sales of $35.8 million during the same period in 2007. For the first half of 2008, the nitrogen fertilizer business reported operating income of $49.2 million on net sales of $121.4 million, compared to operating income of $21.0 million on net sales of $74.3 million during the first half of 2007.
Nitrogen fertilizer operations benefited from improved pricing from prior year levels for all products, reflecting a continued positive outlook for North American agriculture and a favorable supply/demand relationship in world markets. For the second quarter of 2008, average plant gate sale prices for ammonia and urea ammonium nitrate (UAN) were $528 per ton and $303 per ton, respectively, compared to $366 per ton and $218 per ton for the same period in 2007.
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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our SEC filings, including our Registration Statement on Form S-1/A. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high-value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, northern Oklahoma and southwest Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com

CVR Energy, Inc.
The following tables summarize the financial data and key operating statistics for CVR and our two operating segments for the three and six months ended June 30, 2008 and 2007. Select balance sheet data is as of June 30, 2008, and December 31, 2007. The summary financial data for our two operating segments does not include certain SG&A expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
		(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Consolidated Statement of Operations Data:
Net Sales	$1,512.5	$843.4	$2,735.5	$1,233.9

Cost of product sold†	1,287.4	569.6	2,323.6	873.3
Direct operating expenses†	62.3	61.0	122.9	174.4
Selling, general and administrative expenses†	14.8	14.9	28.3	28.1
Net costs associated with flood	3.9	2.1	9.7	2.1
Depreciation and amortization	21.1	18.0	40.7	32.2

Operating income	$123.0	$177.8	$210.3	$123.8
Other income, net	0.9	0.3	1.8	0.7
Interest expense and other financing costs	(9.5)	(15.8)	(20.8)	(27.6)
Loss on derivatives, net	(79.3)	(155.5)	(127.2)	(292.4)

Income (loss) before income taxes and minority interest in (income) loss of subsidiaries	$35.1	$6.8	$64.1	$(195.5)
Income tax (expense) benefit	(4.1)	93.7	(10.9)	141.0
Minority interest in (income) loss of subsidiaries	—	(0.4)	—	0.2

Net income (loss)	$31.0	$100.1	$53.2	$(54.3)

†—amounts shown are exclusive of depreciation and amortization

Net earnings per share
Basic	$0.36		$0.62
Diluted	$0.36		$0.62
Weighted average share
Basic	86,141,291		86,141,291
Diluted	86,158,791		86,158,791
Pro forma Information
Net income (loss) per share:
Basic		$1.16		$(0.63)
Diluted		$1.16		$(0.63)
Weighted average share
Basic		86,141,291		86,141,291
Diluted		86,158,791		86,141,291

	As of June 30,	As of December 31,
	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$20.6	$30.5
Working capital	(35.5)	10.7
Total assets	1,979.2	1,868.4
Total debt, including current portion	522.9	500.8
Minority interest in subsidiaries	10.6	10.6
Stockholders’ equity	478.1	432.7

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Financial Data:
Depreciation and amortization	$21.1	$18.0	$40.7	$32.2
Net Income (loss) adjusted for unrealized gain or loss from Cash Flow Swap (1)	40.6	141.5	71.2	59.0

Cash flows provided (used in) by operating activities	(0.8)	116.6	23.3	160.7
Cash flows (used in) investing activities	(23.5)	(106.7)	(49.6)	(214.1)
Cash flows provided by financing activities	19.8	5.6	16.4	34.5
Capital expenditures for property, plant and equipment	23.5	106.7	49.6	214.1
Reconciliation of net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap to net income (loss) (1):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss) adjusted for unrealized loss from Cash Flow Swap	$40.6	$141.5	$71.2	$59.0
Plus:
Unrealized (loss) from Cash Flow Swap, net of taxes	(9.6)	(41.4)	(18.0)	(113.3)

Net income (loss)	$31.0	$100.1	$53.2	$(54.3)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Petroleum Business:
Net Sales	$1,459.1	$809.0	$2,627.6	$1,161.4
Cost of product sold†	1,285.6	570.6	2,320.6	869.1
Direct operating expenses†	42.7	44.5	83.0	141.1
Net costs associated with flood	3.4	2.0	8.9	2.0
Depreciation and amortization	16.3	13.3	31.2	23.1

Gross profit	$111.1	$178.6	$183.9	$126.1
Plus direct operating expenses	42.7	44.5	83.0	141.1
Plus net costs associated with flood	3.4	2.0	8.9	2.0
Plus depreciation and amortization	16.3	13.3	31.2	23.1

Refining margin (2)	$173.5	$238.4	$307.0	$292.3
FIFO (gain) loss	(74.0)	(12.3)	(100.1)	(17.5)

Refining margin adjusted for FIFO impact (3)	$99.5	$226.1	$206.9	$274.8
Operating income	101.9	166.3	165.5	102.9

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Petroleum Operating Statistics:
Per barrel profit, margin and expense of crude oil throughput:
Refining margin (2)	$18.23	$27.67	$15.98	$22.71
FIFO impact	(7.77)	(1.42)	(5.21)	(1.36)
Refining margin adjusted for FIFO impact (3)	10.46	26.25	10.77	21.35
Gross profit	11.68	20.73	9.57	9.80
Direct operating expenses†	4.49	5.17	4.32	10.96
Per gallon sales price:
Gasoline	3.12	2.42	2.77	2.09
Distillate	3.66	2.15	3.26	2.03

		Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008		2007		2008		2007
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
	Barrels		Barrels		Barrels		Barrels
Volumetric Data	Per Day	%	Per Day	%	Per Day	%	Per Day	%
Production:
Total gasoline	52,028	43.5%	40,350	39.5%	55,845	45.6%	31,971	41.0%
Total distillate	48,168	40.3%	43,091	42.1%	48,379	39.4%	32,592	41.7%
Total other	19,336	16.2%	18,796	18.4%	18,349	15.0%	13,535	17.3%

Total all production	119,532	100.0%	102,237	100.0	122,573	100.0%	78,098	100.0%

Crude oil throughput	104,558	91.7%	94,667	96.1%	105,544	90.3%	71,098	95.0%
All other inputs	9,404	8.3%	3,811	3.9%	11,300	9.7%	3,763	5.0%

Total feedstocks	113,962	100.0%	98,478	100.0%	116,844	100.0%	74,861	100.0%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Market Indicators:
West Texas Intermediate (WTI) crude oil	$123.80	$65.02	$111.12	$61.67
NYMEX 2-1-1 Crack Spread	17.02	22.00	14.48	17.13
Crude Oil Differentials:
WTI less WTS (sour)	4.62	4.70	4.63	4.43
WTI less WCS (heavy sour)	22.94	17.99	21.52	16.39
WTI less Dated Brent (foreign)	2.61	(3.73)	2.07	(1.54)
PADD II Group 3 Basis:
Gasoline	(3.61)	5.45	(2.56)	2.59
Heating Oil	4.17	10.20	3.91	9.54
PADD II Group 3 Crack:
Gasoline	5.84	34.21	5.43	23.42
Heating Oil	28.76	25.45	24.88	22.97

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(in millions except as otherwise indicated)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Nitrogen Fertilizer Business:
Net sales	$58.8	$35.8	$121.4	$74.3
Cost of product sold†	6.8	0.1	15.8	6.2
Direct operating expenses†	19.7	16.5	39.9	33.2
Net cost associated with flood	—	0.1	—	0.1
Depreciation and amortization	4.5	4.4	9.0	8.8
Operating Income	23.1	11.7	49.2	21.0

†—amounts shown are exclusive of depreciation and amortization

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Nitrogen Fertilizer Operating Statistics
Production (thousand tons):
Ammonia	79.5	82.8	163.2	169.0
UAN	139.1	138.9	289.2	304.6

Total	218.6	221.7	452.4	473.6
Sales (thousand tons):
Ammonia	19.1	13.4	43.3	34.1
UAN	138.6	126.8	296.6	293.5

Total	157.7	140.2	339.9	327.6
Product pricing (plant gate) (dollars per ton) (4):
Ammonia	$528	$366	$509	$354
UAN	303	218	281	190
On-stream factor (5):
Gasification	82.8%	89.3%	87.3%	90.6%
Ammonia	80.0%	87.4%	85.4%	86.8%
UAN	78.3%	74.4%	82.1%	81.9%

(1)	Net income (loss) adjusted for net unrealized loss from Cash Flow Swap results from adjusting for the derivative transaction that was executed in conjunction with the acquisition of Coffeyville Group Holdings, LLC by Coffeyville Acquisition LLC on June 24, 2005. On June 16, 2005, Coffeyville Acquisition LLC entered into the Cash Flow Swap with J. Aron & Company, a subsidiary of The Goldman Sachs Group, Inc., and a related party of ours. The Cash Flow Swap was subsequently assigned from Coffeyville Acquisition LLC to Coffeyville Resources, LLC on June 24, 2005. The derivative took the form of three NYMEX swap agreements whereby if crack spreads fall below the fixed level, J. Aron agreed to pay the difference to us, and if crack spreads rise above the fixed level, we agreed to pay the difference to J. Aron. Assuming crude oil capacity of 115,000 bpd, the Cash Flow Swap represents approximately 58% and 14% of crude oil capacity for the periods January 1, 2008 through June 30, 2009 and July 1, 2009 through June 30, 2010, respectively. Under the terms of our Credit Facility and upon meeting specific requirements related to our leverage ratio and our credit ratings, we may reduce the Cash Flow Swap to 35,000 bpd, or approximately 30% of executed crude oil capacity, for the period from April 1, 2008 through December 31, 2008 and terminate the Cash Flow Swap in 2009 and 2010.

We have determined that the Cash Flow Swap does not qualify as a hedge for hedge accounting purposes under current GAAP. As a result, our periodic statements of operations reflect in each period material amounts of unrealized gains and losses based on the increases or decreases in market value of the unsettled position under the swap agreements which is accounted for as a liability on our balance sheet. As the crack spreads increase we are required to record an increase in this liability account with a corresponding expense entry to be made to our statement of operations. Conversely, as crack spreads decline we are required to record a decrease in the swap related liability and post a corresponding income entry to our statement of operations. Because of this inverse relationship between the economic outlook for our underlying business (as represented by crack spread levels) and the income impact of the unrecognized gains and losses, and given the significant periodic fluctuations in the amounts of unrealized gains and losses, management utilizes Net income (loss) adjusted for unrealized loss from Cash Flow Swap as a key indicator of our business performance. In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, management and our board of directors considers our U.S. GAAP net income results as well as Net income (loss) adjusted for unrealized loss from Cash Flow Swap. We believe that Net income (loss) adjusted for unrealized loss from Cash Flow Swap enhances the understanding of our results of operations by highlighting income attributable to our ongoing operating performance exclusive of charges and income resulting from mark to market adjustments that are not necessarily indicative of the performance of our underlying business and our industry. The adjustment has been made for the unrealized loss from Cash Flow Swap net of its related tax benefit.

Net income (loss) adjusted for unrealized loss from Cash Flow Swap is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but instead should be utilized as a supplemental measure of financial performance or liquidity in evaluating our business. Because Net income (loss) adjusted for unrealized loss from Cash Flow Swap excludes mark to market adjustments, the measure does not reflect the fair market value of our Cash Flow Swap in our net income. As a result, the measure does not include potential cash payments that may be required to be made on the Cash Flow Swap in the future. Also, our presentation of this non-GAAP measure may not be comparable to similarly titled measures of other companies.

(2)	Refining margin is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our statement of operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(3)	Refining margin adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO inventory gains or losses. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in FIFO inventory gains when crude oil prices increase and FIFO inventory losses when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(4)	Plant gate sales per ton represents net sales less freight and hydrogen revenue divided by sales tons. Plant gate pricing per ton is shown in order to provide industry comparability.

(5)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period.